Horizon Technology Finance Announces
Completion of $189 Million Securitization

Issued $90 Million of Notes Rated A2 (sf) by Moody’s with a Fixed Interest Rate of 3.00%

FARMINGTON, Conn., July 1, 2013 – Horizon Technology Finance Corporation (NASDAQ: HRZN) ("Horizon"), a leading specialty finance company that provides secured loans to venture capital and private equity backed development-stage companies in the technology, life science, healthcare information and services, and clean-tech industries, today announced that Horizon Funding Trust 2013-1, a newly formed wholly owned subsidiary of Horizon, has issued $90 million of Notes (the "Notes") rated A2 (sf) by Moody's Investors Service, Inc. and backed by $189 million of secured loans originated by Horizon. Guggenheim Securities, LLC acted as arranger of the Notes, and Horizon is the sponsor, originator and servicer for the transaction. The Notes bear interest at a fixed interest rate of 3.00% per annum and have a stated maturity date of May 15, 2018. The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

"We are pleased to complete Horizon’s first securitization," said Christopher M. Mathieu, SVP and Chief Financial Officer of Horizon. "With this transaction, we have both reduced and fixed the interest rate on a large portion of Horizon’s borrowings, enabling Horizon to lower future interest expense and reduce floating interest rate risk. The securitization fixed the stated interest rate on 68% of our current borrowings at 3.00%."

Mr. Mathieu continued, "This securitization, combined with the recent reduction in the interest rate on our $75 million revolving credit facility with Wells Fargo, reflects management’s focus on lowering borrowing costs in order to improve net investment income and overall returns to our shareholders. By expanding Horizon’s capital resources and securing additional long-term financing under attractive terms, we have further enhanced our ability to leverage our investments and grow future earnings."

About Horizon Technology Finance

Horizon Technology Finance Corporation is a business development company that provides secured loans to development-stage companies backed by established venture capital and private equity firms within the technology, life science, healthcare information and services, and clean-tech industries. The investment objective of Horizon is to maximize total risk-adjusted returns by generating current income from a portfolio of directly originated secured loans as well as capital appreciation from warrants to purchase the equity of portfolio companies. Headquartered in Farmington, Connecticut, with regional offices in Walnut Creek, California and Reston, Virginia, Horizon is externally managed by its investment advisor, Horizon Technology Finance Management LLC. Horizon’s common stock trades on the NASDAQ Global Select Market under the ticker symbol “HRZN.” In addition, Horizon’s 7.375% Senior Notes due 2019 trade on the New York Stock Exchange under the ticker symbol “HTF.” To learn more, please visit www.horizontechnologyfinancecorp.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Horizon Technology Finance Corporation	Investor Relations and Media Contacts:
Christopher M. Mathieu	The IGB Group
Chief Financial Officer	Michael Cimini / Leon Berman
(860) 676-8653	(212) 477-8261 / (212) 477-8438
chris@horizontechfinance.com	mcimini@igbir.com / lberman@igbir.com